Largest Investments Across Private Equity as of September 30, 2012
EXHIBIT 99.1
Company Name Capital at Work Estimated Remaining Value
LyondellBasell Industries
(1)
$ 978 $ 5,308
Realogy $ 1,220 $ 1,493
Charter Communications $ 235 $ 1,409
Momentive Performance Materials $ 810 $ 1,175
Berry Plastics Group $ 256 $ 1,160
Rexnord $ 262 $ 997
EP Energy $ 900 $ 900
Norwegian Cruise Line $ 731 $ 855
Claire’s Stores $ 440 $ 771
Brit Insurance $ 484 $ 656
($ in millions)
Note: Investments above represent combined debt and equity positions over 2.5% of the aggregate fair value of Funds III through VII as of September 30, 2012.
(1) Includes all current investments in LyondellBasell across Fund VI and VII calculated by tracking all related cash flows. This presentation may differ from fund level presentations.